EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT


      THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 26th day of March, 2004 by and between iSecureTrac CORPORATION, a Delaware corporation, having its principal offices at 5022 South 114th Street, Omaha, NE 68137 (hereinafter referred to as the "Company"), and THOMAS E. WHARTON, JR., AN INDIVIDUAL RESIDING IN OMAHA, NEBRASKA (hereinafter referred to as the "Executive"). This Agreement shall be effective as of February 9, 2004 ("Effective Date").


                                   WITNESSETH:

      WHEREAS, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company, and the Company expects that Executive's contribution will be substantial and meritorious; and

      NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. EMPLOYMENT. The Company agrees to employ the Executive, and the Executive agrees to accept such employment, all in accordance with the terms of this Agreement.

      2. CAPACITY AND DUTIES. The Executive shall serve as Chief Executive Officer ("CEO") of the Company. The Executive shall perform the duties assigned to him by the Chairman of the board of directors of the Company (the "Board") to the best of his ability in a diligent, trustworthy, businesslike, and efficient manner for the purposes of advancing the business of the Company and, to this end, will devote his full time and attention to the business of the Company. Furthermore, Executive shall comply with the Company's rules and regulations as may be set forth in the Company's Employee Handbook, or similar document. Executive also agrees that he shall not in his personal capacity take advantage of any business opportunities that arise during his employment that may benefit the Company and relate to the Company's ongoing business. Executive further agrees that all reasonable facts regarding such opportunities must be forwarded to the Board for consideration and approval. In the event Executive observes unlawful acts or practices by the Company, he shall promptly notify the President of the Company or the Chairman of the Board of Directors, as he may deem appropriate. If the Executive is elected as a director of the Company or as a director of any of the Company's affiliates or subsidiaries, the Executive will fulfill his duties as such director without any additional compensation. With respect to the sale of any of the Company's Equity Securities by the Company (as that term is defined by Rule 3a-11-1 of the Securities and Exchange Act of 1934) Executive shall restrict his participation in such sales to those activities permitted by Rule 3a-4-1(a)(4)(ii) or (iii) of the Securities and Exchange Act of 1934 and Rule 144 promulgated under the Securities Act of 1933.

      3. TERM. The term of Executive's employment hereunder (the "Employment Period") shall commence on February 9, 2004 and continue on an indefinite basis, unless earlier terminated hereunder.

      4. COMPENSATION.

            (a) SALARY. For all services rendered by the Executive under this Agreement, the Company shall pay the Executive an annual salary of one hundred and sixty thousand dollars ($160,000) ("Salary").


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            (b) EXPENSES.  To the extent not otherwise  paid for by the Company, the Company will reimburse the Executive for reasonable and necessary expenses incurred in promoting the Company's business, including expenses for travel and entertainment, such reimbursement to be made periodically upon presentation of appropriate receipts or other substantiation.

            (c) PLANS. The Executive will be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, vacation and other employee benefit plans of the Company that may be in effect from time to time, to the extent that the Executive is eligible under the terms of those plans. Unless stated otherwise in this Agreement, Executive's benefits under any such plans shall be the same as those extended to other employees of the Company and as may be published by the Company from time to time.

            (d) TAXES, ETC. All compensation payable to Executive hereunder is stated in gross amount and shall be subject to all applicable withholding taxes and other normal payroll deductions and any other amounts required by law to be withheld.

            (e) BONUSES. Executive and the Board shall agree, on an annual basis, to a bonus plan under which Executive may earn certain bonuses up to fifty percent (50%) of his annual salary. Such plan shall be tied to goals mutually established by the Board and the Executive.

            (f) ONE YEAR BONUS. Executive shall receive a bonus of $25,000 on, or immediately after, April 15, 2005, PROVIDED THAT the Company achieves a positive cash flow, measured as EBITDA, during any one monthly period prior to March 31, 2005.

      6. STOCK INCENTIVES.

            (a) The Company hereby grants to the Executive options to purchase in the aggregate 2,500,000 shares of the Company's common stock (the "Options") at an exercise price of $0.3145 per share. The Options shall vest and become exercisable with respect to the first 104,167 shares subject thereto when the Executive completes one month of continuous service from February 9, 2004 and with respect to an additional 104,167 shares subject thereto when Executive completes each month of continuous service thereafter until all 2,500,000 shares have vested or until termination of employee's service, PROVIDED THAT the Company achieves a positive cash flow, measured as EBITDA, during any one monthly period prior to March 31, 2005. In the event said positive cash flow is not achieved by March 31, 2005, Executive shall then forfeit all non-vested Options and any Options which vested after February 9, 2005, consisting, in the aggregate of 1,250,000 Options. To the extent any additional terms and conditions related to Options are not stated herein, the Options are subject to such additional terms and conditions stated in the Company's 2001 Omnibus Equity Incentive Plan (the "Plan"), approved by the Company's stockholders on June 15, 2001.

            (b) The Company shall, within a reasonable period of time, register the shares of the Company's common stock underlying the Options issued to Executive herein. The term "registered" for the purposes of this Section 5(b) refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, and the declaration or ordering of effectiveness of such registration statement.

            (c) Notwithstanding any provision to the contrary contained herein, Executive acknowledges and agrees that by signing this Agreement he agrees not to sell any of the Company's Equity Securities (whether acquired pursuant to this agreement or otherwise) at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit such sale. Executive further acknowledges and agrees that this


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      restriction  will apply, to any position that he may now, or in the future hold with the Company, whether as an employee, consultant or director of the Company or any subsidiary of the Company. Company policies restricting such sale shall no longer apply upon termination of Executive's employment with the Company.

      6. TERMINATION BY COMPANY. The Company shall have the right to terminate Executive's employment hereunder at any time for any reason or for no reason at all upon thirty (30) days written notice to Executive.

      7. TERMINATION BY EXECUTIVE. Executive has the right to terminate his employment under this Agreement for any reason or without reason upon thirty
(30) days prior written notice to the Company.

      8. EFFECT OF RESIGNATION. Upon the termination of Executive's employment with the Company for any reason, Executive shall be deemed to have automatically resigned from any position he may hold with the Company, including any offices or board memberships with the Company and/or its affiliates or subsidiaries. Such resignation shall be deemed effective immediately without the requirement that a written resignation be delivered. The Executive shall execute any agreements to further effectuate such resignations that are reasonably requested by the Company.

      9. COMPENSATION AFTER TERMINATION. In the event the Company terminates the Executive's employment with the Company or Executive voluntarily terminates his employment, he shall be entitled to one month of his annual compensation following his date of termination, plus any accrued but unused vacation time. In addition, he shall be entitled to those stock options which have vested as of the effective date of the termination.

      10. CONFIDENTIAL INFORMATION. The Executive acknowledges that he has had and will have access to certain information related to the business, operations, future plan and customers of the Company, the disclosure or use of which could cause the Company substantial losses and damages. Accordingly, during the term of this Agreement and thereafter, Executive shall keep secret and retain in the strictest confidence, and shall not, without the prior written consent of the Board, furnish, make available, or disclose to any third party or use for the benefit of himself or for the benefit of any third party, any Confidential Information. "Confidential Information" shall mean any information relating to the business or affairs of the Company, including, but not limited to, information relating to financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins, computer programs and software (including object code and source code), past, current, and planned research and development, market studies and business plans, all inventions and ideas (whether patentable or unpatentable and whether or not reduced to practice), trademarks and service marks, corporate logos, or other proprietary information used by the Company in connection with its business operations; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on part of the Executive. Executive acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

      11. INVENTIONS. Each Invention shall belong exclusively to the Company. The Executive acknowledges that all of the Inventions are works made for hire and the property of the Company, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Company all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Inventions. The term "Invention" shall mean any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by


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the  Executive,  either  solely  or  in  conjunction  with  others,  during  the
Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Company, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Company, that is based upon or uses Confidential Information. Furthermore, the Executive covenants that he will promptly:

      (a)   disclose to the Company in writing any Invention;

      (b) assign to the Company or to a party designated by the Company, at the Company's request and without additional compensation, all of the Executive's right to the Invention for the United States and all foreign jurisdictions;

      (c) execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Invention in the United States and any foreign jurisdictions;

      (d)   sign all other papers necessary to carry out the above  obligations;
            and

      (e) give testimony and render any other assistance in support of the Company's rights to any Invention.

      12. RETURN OF COMPANY MATERIALS UPON TERMINATION. Executive acknowledges that all price lists, manuals, catalogs, binders, customer lists and other customer information, supplier lists, financial information, and other records or documents containing Confidential Information prepared by Executive or coming into Executive's possession by virtue of Executive's employment by the Company is and shall remain the property of the Company upon termination of Executive's employment hereunder. Executive shall immediately return all such items in his possession to the Company, together with all copies thereof.

      13. RIGHT TO INJUNCTIVE RELIEF. The Executive agrees and acknowledges that a violation of the covenants contained in Sections 8, 10, 11 and 12 of this Agreement will cause irreparable damage to the Company, and that it is and will be impossible to estimate or determine the damage that will be suffered by the Company in the event of a breach by the Executive of any such covenant. Therefore, the Executive further agrees that in the event of any violation or threatened violation of such covenants, the Company shall be entitled as a matter of course to an injunction out of any court of competent jurisdiction restraining such violation or threatened violation by the Executive, such right to an injunction to be cumulative and in addition to whatever other remedies the Company may have.

      14. REPRESENTATION BY THE EXECUTIVE. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his duties and obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or by which he is bound, and that he is not now subject to any covenant against competition or similar covenant which would affect the performance of his duties hereunder.

      15. COVENANT OF NON-COMPETITION. Executive agrees that he shall not, during the Employment Period and for a period of twelve (12) months thereafter, engage in any business or activities, whether directly or indirectly, which is competitive with the Company.

      16. INDEMNIFICATION. The Company shall indemnify Executive against any and all expenses (including reasonable attorney's fees) incurred by Executive by reason of the fact that Executive is or was a director or officer of the Company, acting within the scope of his employment with the Company and as the


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result of any action,  suit or proceeding to which Executive is, has been, or is threatened to be made a party, to the fullest extend permitted by law and as more fully described in the bylaws of the Company. To assure Executive's indemnification hereunder, the Company shall maintain, at all times, a Directors and Officers Insurance policy, sufficient to meet the Company's obligation hereunder in an amount not less than $1,000,000 or such higher amount as may be deemed prudent from time to time.

      17. ASSIGNMENT. This Agreement is personal and shall in no way be subject to assignment by the Executive or the Company without the permission of the other provided, however, that the Company shall have the right to assign all or any part of its rights or obligations under this Agreement to (i) any affiliate or subsidiary of the Company, or (ii) the purchaser of all or substantially all of the assets of the Company.

      18. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      19. NOTICES. All notices and communications required or permitted to be given hereunder shall be given by delivering the same in hand or by mailing the same by certified or registered mail, return receipt requested, postage prepaid, as follows:

      If sent to the Company, to:       iSecureTrac Corporation
                                        Attn: John Heida
                                        5022 S 114th St
                                        Omaha, Nebraska 68137
                                        Facsimile No.: (402) 537-9847


            If to the Executive:        Thomas E. Wharton, Jr.
                                        5922 So. 166th Street
                                        Omaha, NE 68135


or such other address as either party shall have furnished to the other by like notice. Notices shall be effective as of the date of such delivery or mailing.

      20. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties in relation to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement. This Agreement supersedes all previous understandings, agreements and representations between the Company and the Executive regarding the Executive's employment by the Company, written or oral.

      21. GOVERNING LAW; JURISDICTION. This Agreement shall be construed under and be governed in all respects by the internal laws, and not the laws pertaining to choice or conflicts of law, of the State of Nebraska. Any actions or proceedings seeking to enforce any provision of this Agreement shall be brought only in the federal or state courts situated in Douglas County, Nebraska and each of the Parties hereby consents to the exclusive jurisdiction of such courts and waives any objection to venue or personal jurisdiction.

      22. WAIVER; AMENDMENT. No waiver in any instance by any party of any provision of this Agreement shall be deemed a waiver by such party of such provision in any other instance or a waiver of any other provision hereunder in any instance. This Agreement cannot be modified except by written amendment to


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this  Agreement  duly  executed  by  both  parites.   Any  oral   agreements  or
understandings between Executive and the Company intended to modify the terms of this Agreement shall be null and void.

      23. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same Agreement.

      24. HEADINGS. INTERPRETATION. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

      25. SURVIVAL. Sections 8, 10, 11, 12, 13 and 14 shall survive and continue in full force and effect in accordance with their terms and conditions notwithstanding any termination of the Executive's employment hereunder.

      IN WITNESS WHEREOF, Company has caused its duly authorized officers to execute this Agreement, and Executive has executed this Agreement as of the day and year first above written.

                             iSECURETRAC CORPORATION

                             /s/ John M. Heida

                             ------------------------------

                             John M. Heida, Secretary
                             On behalf of the Board



                             EXECUTIVE:

                             /s/  Thomas E. Wharton, Jr.
                             ------------------------------

                             Thomas E. Wharton, Jr.